                                            Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-255849 on Form S-4 and Registration Statement Nos. 333-138095, 333-153360, 333-169693 and 333-218435 on Forms S-8, of our reports dated February 17, 2026, relating to the financial statements of Leidos Holdings, Inc., and the effectiveness of the Leidos Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the fiscal year ended January 2, 2026.

/s/ Deloitte & Touche LLP

McLean, Virginia
February 17, 2026